SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

March 2, 2004

PACIFICORP

(Exact name of registrant as specified in its charter)

STATE OF OREGON (State or other jurisdiction of incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)

825 N.E. Multnomah Street, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip code)

Registrant’s telephone number, including area code:
(503) 813-5000

(Former Name or Former Address, if changed since last report)

Item 5.	OTHER EVENTS

On March 2, 2004, the Wyoming Public Service Commission (WPSC) granted PacifiCorp approximately $22.9 million of additional annual revenues in the general rate case filed May 27, 2003. In addition, the WPSC order provides a return on equity of 10.75%. The new rates are effective March 3, 2004. The order will result in an average overall price increase in Wyoming of approximately 7.2%. For further information regarding this general rate case, please see ITEM 5. OTHER INFORMATION in PacifiCorp’s Form 10-Q for the quarterly period ended December 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP (Registrant)
:	By	/s/ Richard Peach

Richard Peach Chief Financial Officer

Date:  March 3, 2004